UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2007

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Compensatory Arrangements of Certain Officers.

Severance Agreements

On March 12, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Gottschalks Inc. (the "Company"), approved the Company's entry into Severance Agreements (the "Severance Agreements") with, among others, the following executive officers of the Company: J. Gregory Ambro, Senior Vice President/Chief Administrative and Financial Officer; and Michael J. Schmidt, Senior Vice President and Director of Stores (the "Officers").

In the event the Officer's employment is terminated by the Company without Cause, each Severance Agreement provides for a basic severance benefit consisting of continuation for twelve months of the Officer's salary and medical care benefits, payable in accordance with the Company's normal payroll practice. If, however, the Officer's employment is terminated under certain circumstances during the twelve months following consummation of a Corporate Transaction, each Severance Agreement provides instead for an enhanced severance benefit consisting of a lump sum payment of twenty-four months of the Officer's salary and continuation for twelve months of medical care benefits. Unless extended by the Committee, the right to receive any such enhanced severance benefit pursuant to the terms of the Severance Agreement will terminate if a Corporate Transaction is not consummated on or prior to March 15, 2008.

A copy of the form of Severance Agreement is attached hereto as Exhibit 10.1 and is herein incorporated by reference. Capitalized terms used herein and not otherwise defined have the meaning given in the Severance Agreement. The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement.

Employment Agreement

On March 12, 2007, the Committee approved an amendment (the "Amendment") to the Executive Employment Agreement (the "Employment Agreement") between the Company and James Famalette, President and Chief Executive Officer of the Company. The single change to the Employment Agreement that the Amendment provides for is that the payment of any severance benefit to Mr. Famalette may be delayed for six months following termination of employment in the event that Section 409A of the Internal Revenue Code requires such a delay to avoid additional taxation of the severance benefits. The Amendment does not change the amount of or types of severance benefits that Mr. Famalette may become entitled to in the event of the termination of his employment with the Company.

A copy of the Amendment is attached hereto as Exhibit 10.2 and is herein incorporated by reference. Capitalized terms used herein and not otherwise defined have the meaning given in the Amendment. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Gottschalks Inc. Form of Severance Agreement
10.2	Amendment to Executive Employment Agreement between Gottschalks Inc. and James Famalette

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc.

March 19, 2007	By: /s/ James R. Famalette Name: James R. Famalette Title: President and Chief Executive Officer

March 19, 2007	By: /s/ J. Gregory Ambro Name: J. Gregory Ambro Title: Senior Vice President/Chief Administrative and Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
10.1	Gottschalks Inc. Form of Severance Agreement Also provided in PDF format as a courtesy.
10.2	Amendment to Executive Employment Agreement between Gottschalks Inc. and James Famalette Also provided in PDF format as a courtesy.